Execution Version

JERMYN STREET CAPITAL
590 Madison Avenue
38th Floor
New York, NY 10021
c/o:  Scott Cragg
CONFIDENTIAL
September 13, 2024
Inotiv, Inc.
2701 Kent Ave.
West Lafayette, IN 47906
Attn: Beth A. Taylor, Chief Financial Officer
Inotiv, Inc.
Amended and Restated Fee Letter

Ladies and Gentlemen:
Reference is made to (x) the Purchase Agreement dated the date hereof among Inotiv, Inc. (the “Company” or “you”), as issuer, the guarantors party thereto and the initial purchasers party thereto (the “Purchase Agreement”) and (y) the Fee Letter dated June 20, 2024 between Jermyn Street Capital (“JSC”) and the Company (the “Existing Fee Letter”).  Terms used but not defined in this letter agreement (this “Fee Letter”) shall have the meanings assigned thereto in the Purchase Agreement. This Fee Letter is the Structuring Agent Letter referred to in the Purchase Agreement.
This Fee Letter amends, restates, supersedes and replaces in its entirety as of the date hereof the Existing Fee Letter. Upon execution of this Fee Letter, the Existing Fee Letter will have no further force and effect.
Structuring Fee
In consideration for the services being provided by JSC in assisting the Company in structuring the Transactions, (x) you agree to pay (or cause to be paid) to JSC, for its own account, a fee (the “Structuring Fee”) in an amount equal to 2.50% of the aggregate principal amount of the Purchaser Notes issued by the Company on the Closing Date and (y) on the Closing Date JSC shall receive 200,000 warrants (the “Warrants”) to purchase an equivalent number of shares of common stock of the Company (the “Common Stock”), which such Warrants (i) shall have an exercise price set at a 7.5% premium to the volume weighted average price of the Common Stock for the twenty (20) consecutive trading days immediately preceding the date hereof and (ii) will be in the form attached as Exhibit A to the Purchase Agreement. For the avoidance of doubt, the Structuring Fee and the issuance of the Warrants shall be, in each case, subject to the occurrence of the Closing Date.
General
You agree that, once paid, the Structuring Fee, the Warrants or any part thereof payable or issuable hereunder will not be refundable under any circumstances except as otherwise agreed in writing by you and JSC. The Structuring Fee will be paid in the form of Structuring Agent Notes and shall be in addition to any reimbursement of JSC’s, the Trustee’s, the Notes Collateral Agent’s and each Initial Purchaser’s out-of-pocket expenses to the extent reimbursable pursuant to this Fee Letter or any Note Document. All amounts payable under this Fee Letter shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by you for such amounts.
JSC may, in its discretion, allocate to its affiliates portions of the Structuring Fee payable to it hereunder.
In connection with JSC’s services hereunder and receipt of the Structuring Fee in the form of Structuring Agent Notes and the Warrants (the Structuring Agent Notes, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, collectively, the “Securities”), JSC hereby represents and warrants as follows:
1.it acknowledges and agrees that (a) it has been furnished with all materials it considers relevant to making an investment decision with respect to the Securities, and has had the opportunity to review the Issuer’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Exchange Act of 1934, as amended (collectively, the “Public Filings”), and (b) it has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Securities, (c) it has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in receiving the Securities on account of its fees hereunder and to make an informed investment decision with respect to such transaction, (d) it has evaluated the tax and other consequences of the receipt and ownership of the Securities with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to JSC and (f) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives except for the Public Filings.  JSC has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Securities involves a high degree of risk;
2.it acknowledges and agrees that there is no assurance that a public market will exist or continue to exist for the Securities.  JSC (a) acknowledges that none of the issuance of the Securities hereunder, or the issuance of any shares of Common Stock upon exercise of the Warrants, has been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the Securities are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and (b) is acquiring the Securities for investment purposes only for its own account and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Securities in a manner that would violate the registration requirements of the Securities Act. JSC acknowledges that the Securities will bear restrictive legends reflecting the foregoing as and to the extent required by applicable law.;
3.it is (A) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and/or (B) an institutional “accredited investor” within the meaning Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act;
4.it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities, the Purchaser Notes, or the Purchaser Warrants by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and
5.it is not, and has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act of the Company.
The Company hereby represents and warrants that this Fee Letter has been duly authorized, executed and delivered by the Company. This Fee Letter constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with the terms hereof, subject to the Enforceability Exceptions.
Miscellaneous
You understand and agree that this Fee Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation would arise only to the extent provided in a separate agreement if accepted and pursuant to such terms as may be included in such separate agreement. This Fee Letter shall not be assignable by any party hereto without the prior written consent of the other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and their permitted successors and assigns, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and their permitted successors and assigns. This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by JSC and you. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile transmission, by “.pdf” or by similar electronic transmission (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart of this Fee Letter.

This Fee Letter is delivered to you on the understanding that neither this Fee Letter or the Existing Fee Letter, nor any of their respective terms or substance, nor the activities of JSC in structuring the Transactions, shall be disclosed, directly or indirectly, to any other person without JSC’s prior written consent, except that such existence and contents may be disclosed (a) to you and your affiliates and your and their respective officers, directors, employees, members, partners, agents, attorneys, accountants and professional advisors on a confidential and “need-to-know” basis, (b) as required by applicable law or compulsory legal process or administrative proceeding, or pursuant to the order of any court or administrative agency (in which case the Company agrees, to the extent permitted by applicable law or compulsory legal process, to inform JSC promptly thereof) and (c) in connection with the exercise of any remedy or enforcement of any right under this Fee Letter. Notwithstanding any provision to the contrary in this Fee Letter, the obligations set forth in this paragraph shall survive the termination hereof.
This Fee Letter shall be governed by the law of the State of New York without reference to any provisions thereof that would require the application of the law of any other jurisdiction.
All actions and proceedings arising out of or relating to this Fee Letter shall be heard and determined exclusively in the United States District Court for the Southern District of New York located in the Borough of Manhattan (and any appellate court therefrom). Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan (and any appellate court therefrom) for the purpose of any action arising out of or relating to this Fee Letter brought by any party hereto; provided that if federal jurisdiction is not available, each of the parties hereto submits to the exclusive jurisdiction of a court of competent jurisdiction that is located in the County, City and State of New York (and any appellate court therefrom), and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Fee Letter or the transactions may not be enforced in or by the above-named courts.
IN CONNECTION WITH ANY DISPUTE HEREUNDER, EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.
[Signature Page Follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Amended and Restated Fee Letter shall become a binding agreement between us.

Very truly yours,

JERMYN STREET CAPITAL
    By: /s/ Scott Cragg
Name:    Scott Cragg
Title: Partner

[Signature Page to Amended and Restated Fee Letter]

Accepted and agreed to as of
the date first written above:
INOTIV, INC.

By: __________________________
Name:
Title:
[Signature Page to Amended and Restated Fee Letter]